Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-162884) of Merck & Co., Inc. of our report dated June 27, 2012, relating to the financial statements of MSD Puerto Rico Employee Savings and Security Plan (formerly known as the Merck Puerto Rico Employee Savings and Security Plan), which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLC

San Juan, Puerto Rico

June 27, 2012

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